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                                                                    EXHIBIT 4.19

THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN, NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, WHICH OPINION SHALL HAVE BEEN ACCEPTED BY THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SUCH ACT.

                             STOCK PURCHASE WARRANT

      THIS CERTIFIES THAT, for value received, MICHAEL GOTTLIEB, or its registered assigns, is entitled to purchase from SinoFresh HealthCare, Inc., a Florida corporation (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof, Thirty-Two Thousand (32,000) fully paid and nonassessable shares of the Company's Common Stock, no par value (the "COMMON STOCK"), at an exercise price per share equal to fifty-five cents ($0.55) (the "EXERCISE PRICE"). The term "WARRANT SHARES," as used herein, refers to the shares of Common Stock purchasable hereunder. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "WARRANTS" means this Warrant and the other warrants issued pursuant to that certain Securities Purchase Agreement, dated December 6, 2004, by and among the Company and the Buyers listed on the execution page thereof (the "SECURITIES PURCHASE AGREEMENT").

      This Warrant is issued pursuant to a partial assignment by Bristol Investment Group, Inc. of a warrant for 320,000 shares of common stock dated as of December 6, 2004 (the "DATE OF ISSUANCE).

      This Warrant is subject to the following terms, provisions, and conditions:

      1. MANNER OF EXERCISE.

            (a) PROCEDURE. Subject to the provisions hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) delivery to the Company of a written notice of an election to effect a Cashless Exercise (as defined in Section 1(c) below) for the Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

            (b) EXERCISE LIMIT. Notwithstanding anything in this Warrant to the contrary, in no event shall the holder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company (including the Notes (as defined in the Securities Purchase Agreement)) subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause
(i) of the preceding sentence. The Holder may waive the provisions of this
Section 1.1(c) as to itself (and solely as to itself) upon not less than 75 days' prior notice to the Borrower, and the provisions of this Section 1.1(c) shall continue to apply until such 75th day (or such later date as may be specified in such notice of waiver). No conversion in violation of this Section 1.1(c), but otherwise in accordance with this Debenture, shall affect the status of the Common Stock issued upon such conversion as validly issued, fully-paid and nonassessable.

            (c) CASHLESS EXERCISE. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "CASHLESS EXERCISE"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between (i) the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date the completed Exercise Agreement shall have been delivered to the Company (the "CASHLESS EXERCISE MARKET PRICE") and (ii) the Exercise Price, and the denominator of which shall be the Cashless Exercise Market Price.

      2. PERIOD OF EXERCISE. This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and delivered pursuant to the terms of the Securities Purchase Agreement and before 6:00 p.m., New York, New York time on the fifth (5th) anniversary of the Date of Issuance (the "EXERCISE PERIOD").

      3. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

            (a) SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

            (b) RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

            (c) LISTING. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed, or, if not so listed, on the NASD Over-the-Counter Bulletin Board, (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

            (d) CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

            (e) SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company's assets.

      4. ANTIDILUTION PROVISIONS. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 4.

      In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up to the nearest cent.

            (a) ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES UPON ISSUANCE OF COMMON STOCK. Except as otherwise provided in Sections 4(c) and 4(e) hereof, if and whenever on or after the date of issuance of this Warrant, the Company issues or sells, or in accordance with Section 4(b) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Exercise Price on the date of issuance (a "DILUTIVE ISSUANCE"), then immediately upon the Dilutive Issuance, the Exercise Price will be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Section 4(b) hereof, received by the Company upon such Dilutive Issuance divided by the Exercise Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance. If, however, any Dilutive Issuance occurs at any time during the period commencing on the date of the Purchase Agreement through the date two (2) years from the effective date of the Registration Statement as provided in Section 2(a) of the Registration Rights Agreement, then immediately upon the Dilutive Issuance the Exercise Price will be reduced to the lower of (i) such price as determined in the foregoing sentence, or (ii) the amount of the consideration per share received by the Company in such Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance.

            (b) EFFECT ON EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Exercise Price under Section 4(a) hereof, the following will be applicable:

                  (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Company in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "OPTIONS") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Exercise Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

                  (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Exercise Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Exercise Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If there is a change at any time in (i) the amount of additional consideration payable to the Company upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Company upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change will be readjusted to the Exercise Price which would have been in effect at such time had such Options or

Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                  (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Exercise Price then in effect will be readjusted to the Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                  (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Warrant will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Company.

                  (vi) EXCEPTIONS TO ADJUSTMENT OF EXERCISE PRICE. No adjustment to the Exercise Price will be made (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Warrant or any Warrants issued pursuant to the Securities Purchase Agreement; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is not to any executive officer, director or any of their affiliates; or (iii) upon the exercise of the Warrants.

            (c) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

            (d) ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

            (e) CONSOLIDATION, MERGER OR SALE. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Section 4 and the obligations to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to acquire.

            (f) DISTRIBUTION OF ASSETS. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution, but prior to the date of distribution, the holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

            (g) NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

            (h) MINIMUM ADJUSTMENT OF EXERCISE PRICE. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

            (i) NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

            (j) OTHER NOTICES. In case at any time:

                  (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

                  (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

                  (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each such case, the Company shall give to the holder of this Warrant
(a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least 30 days prior to the record date or the date on which the Company's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

            (k) CERTAIN EVENTS. If any event occurs of the type contemplated by the adjustment provisions of this Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in
Section 4(g) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

            (l) CERTAIN DEFINITIONS.

                  (i) "COMMON STOCK DEEMED OUTSTANDING" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Company), plus (x) pursuant to Section 4(b)(i) hereof, the maximum total number of shares of Common Stock issuable upon the exercise of Options, as of the date of such issuance or grant of such Options, if any, and (y) pursuant to Section 4(b)(ii) hereof, the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

                  (ii) "MARKET PRICE" means, as of any Trading Day, (i) the closing bid price for the shares of Common Stock on the OTCBB as reported by Bloomberg, or (ii) if the OTCBB is not the principal trading market for the shares of Common Stock, the closing bid price on the principal trading market for the Common Stock as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Company or, at the option of a majority-in-interest of the holders of the outstanding Warrants by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the corporation. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                  (iii) "COMMON STOCK," for purposes of this Section 4, includes the Common Stock, no par value, and any additional class of stock of the Company having no preference as to dividends or distributions on liquidation, provided that the shares purchasable pursuant to this Warrant shall include only shares of Common Stock, no par value, in respect of which this Warrant is exercisable, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to in Section 4(e) hereof, the stock or other securities or property provided for in such Section.

                  (iv) "TRADING DAY" shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

      5. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

      6. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

      7. TRANSFER, EXCHANGE, AND REPLACEMENT OF WARRANT.

            (a) RESTRICTION ON TRANSFER. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(f) hereof and to the applicable provisions of the Securities Purchase Agreement. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Section 8 are assignable only in accordance with the provisions of the Registration Rights Agreement.

            (b) WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 7(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock, in not less than 25,000 increments, which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the holder hereof at the time of such surrender.

            (c) REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            (d) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Section 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 7.

            (e) REGISTER. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

            (f) EXERCISE OR TRANSFER WITHOUT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act. The first holder of this Warrant, by taking and holding the same, represents to the Company that such holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

      8. REGISTRATION RIGHTS.

            (a) PIGGYBACK REGISTRATION. If the Company at any time during the Registration Period (defined below), proposes to register any of its Common Stock under the Securities Act of 1933, as amended (the "Act") on Forms S-1, S-2, S-3 or SB-1, or SB-2 (but not Form S-4 or Form S-8 or other comparable form) or on any other form upon which may be registered Common Stock, it will at each such time give prompt written notice prior to the filing of the registration statement to Holder of its intention so to do. Such notice shall specify the proposed date of the filing of the registration statement and advise Holder of its right to participate therein. Upon the written request of Holder given prior to the proposed date of filing set forth in such notice, the Company will cause each Warrant Share which the Company has been requested to register by Holder to be registered under the Act, all to the extent requisite to permit the sale or other disposition by Holder of the Warrant Shares so registered. The term "Registration Period" shall mean the period commencing on the date hereof and ending on the date on which the

Warrant Shares may be immediately sold to the public without registration or restriction (including, without limitation, as to volume by the holder thereof), under the Act.

      If, in the written opinion of the underwriter or underwriters managing the public offering which is the subject of a registration pursuant to this Section 8(a) (or in the event that such distribution shall not be underwritten, in the written opinion of an investment banking firm of recognized standing), the total amount of shares of Common Stock to be so registered, when added to the total amount of Warrant Shares which the Holder and all other Warrantholders have requested to be registered pursuant to this Section 8(a), will exceed the maximum amount of Common Stock of the Company which can be marketed: (i) at a price reasonably related to their then current market value; or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall have the right to exclude from such registration such number of Warrant Shares of Holder and the other Warrantholders which it would otherwise be required to register pursuant to this Section 8(a) as is necessary to reduce the total amount of shares of Common Stock of the Company to be so registered to the maximum amount of shares of Common Stock which can be so marketed; provided, however, that if the total amount of shares of Common Stock which can be sold is less than the number of Warrant Shares requested by Holder and the other Warrantholders to be included in the registration together with the number of other shares of Common Stock duly requested to be registered by any affiliates of the Company and other selling security holders included in the registration statement who are subject to contractual cut-back agreements, then the number of shares of Common Stock to be excluded from such registration shall be allocated among Holder, and such other Warrantholders, affiliates and selling security holders in proportion to the respective number of shares of Common Stock held of record by each of them. In such event, the Company shall give Holder prompt written notice of the number of shares of Holder's Warrant Shares excluded from such registration at the request of the managing underwriter. No such exclusion shall reduce the securities being offered by the Company for its own account to be included in such registration statement.

      The Company may, in its sole discretion and without the consent of Holder, at any time after it shall have given written notice to Holder in accordance with this Warrant, delay the filing or effectiveness of the registration statement or withdraw such registration statement and abandon the proposed offering in which Holder had requested to participate; provided, however, that such delay, withdrawal and/or abandonment is with respect to all securities under such registration, and provided further, that any delay, withdrawal and/or abandonment shall not preclude or otherwise prejudice subsequent requests for registration pursuant to this Section 8.

      Holder will cooperate with the Company in all material respects in connection with this Agreement, including, without limitation, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Warrant Shares.

      In connection with each registration covering an underwritten public offering, the Company and Holder agree to enter into a written agreement with the managing underwriter containing such provisions as are customary in the securities business for such an arrangement between an underwriter and companies of the Company's size and investment stature.

            (b) COMPANY'S OBLIGATIONS IN REGISTRATION. If and whenever the Company is obligated by the provisions of this Section 8 to effect the registration of any Warrant Shares under the Act, as expeditiously as possible the Company will:

                  (i) prepare and file with the Commission a registration statement and use its best efforts to cause such registration statement to become and remain effective during the period required for the distribution of the securities covered by the registration statement; provided, however, that in the event that the Warrant Shares covered by such registration statement are not to be sold to or through underwriters acting for the Company, the Company shall not be required to keep such registration statement in effect, or to prepare and file any amendments or supplements thereto, for any period longer than that required under that certain Registration Rights Agreement dated December 6, 2004 by and among the Company and the investors who are signatories thereto;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all Warrant Shares covered by such registration statement, whenever the Holder for whom such Warrant Shares are registered shall desire to dispose of the same, subject, however to the proviso contained in Section 8(b) above;

                  (iii) furnish to the Holder for whom such Warrant Shares are registered and to any underwriter or underwriters such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of such Warrant Shares;

                  (iv) subject to Section 8(c) herein, use its reasonable efforts to register or qualify the Warrant Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder for whom such Warrant Shares are registered or are to be registered shall reasonably request, except that the Company shall not for any such purpose be required to: (i) qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process or be subject to any escrow or other similar conditions; or (ii) take any other actions or submit itself or its directors or officers to any restrictions, obligations or burdens having a material adverse economic effect on it or them.

            (c) PAYMENT OF REGISTRATION EXPENSES. The costs and expenses of all registrations under the Act and of all other actions which the Company is required to take or effect pursuant to this Section 8 shall be paid for by the Company (including, without limitation, all registration, qualification and filing fees, printing expenses, expenses of distributing prospectuses and other documents, fees and disbursements of counsel and accountants for the Company, and expenses of any special audits incident to or required in connection with any such registration hereof, but excluding the fees and disbursements of special counsel for Holder or the other Warrantholders, any consultants retained by Holder and underwriters' or brokers' discounts or commissions applicable to any Warrant Shares).

            (d) INFORMATION FROM HOLDER. Notices and requests delivered by Holder to the Company pursuant to this Section 8 shall contain such information regarding Holder and Holder's Warrant Shares and the intended method of disposition thereof as shall reasonably be required in connection with the action to be taken.

            (e) COMPANY'S INDEMNIFICATION. To the extent permitted by law, the Company shall indemnify and hold harmless Holder and each of its officers, partners, directors, employees and representatives, each underwriter of such Warrant Shares thereunder and each other person, if any, who controls Holder or such underwriter within the meaning of the Act, against any losses, damages, costs, claims, expenses and liabilities, including, without limitation, reasonable attorneys', paralegals' and accountants' fees and expenses, before and at trial and at all applicable appellate levels (individually and collectively, "Losses"), to which they may become subject under the Act or other federal or state law, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, and/or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case if and to the extent that any such Losses arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus; or (ii) Holder's failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished Holder with a sufficient number of copies of the same, but only if delivery of same is required by law and the same would have cured the defect giving rise to any such Losses.

            (f) HOLDER'S INDEMNIFICATION. In the event of a registration of any of Holder's Warrant Shares under the Act pursuant to the provisions of this Agreement, Holder shall furnish to the Company in writing such information and affidavits with respect to Holder as the Company reasonably requests for use in connection with any such registration statement (or prospectus contained therein) and Holder will indemnify and hold harmless to the extent permitted by law, the Company, each person, if any, who controls the Company within the meaning of the Act, each officer and director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Act, against all Losses to which the Company or such officer, director, underwriter or controlling person may become subject under the Act or otherwise, insofar as such Losses arise out of or are based upon any statements or information provided in writing by Holder, including each of its officers, partners, directors, employees and representatives, to the Company or underwriter in connection with the offer and sale of Warrant Shares. Notwithstanding the foregoing, the amount Holder shall be obligated to indemnify pursuant to this Agreement shall be limited to an amount equal to the proceeds received by Holder of the Warrant Shares sold pursuant to the registration statement which gives rise to such obligation to indemnity (less the aggregate amount which Holder has been otherwise required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Warrant Shares).

            (g) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder will: (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (b) unless, in such indemnified party's reasonable judgment, a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8(g) with respect to such indemnified party, except to the extent that the indemnifying party is actually prejudiced by such failure. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim against the indemnified party, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

      If for any reason the indemnification provided for in the preceding Sections 8(e) and 8(f) above is unavailable to an indemnified party as contemplated thereby, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

      9. NOTICES. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 516 Paul Morris Drive, Englewood, Florida 34223, Attention: Chief Financial Officer, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

      10. GOVERNING LAW. THIS WARRANT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS WARRANT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

      11. [INTENTIONALLY OMITTED]

      12. MISCELLANEOUS.

            (a) AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

            (b) DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

            (c) REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

            [remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                         SINOFRESH HEALTHCARE, INC.

                                         By:      /s/ Charles A. Fust
                                                  Charles A. Fust
                                                  Chief Executive Officer

Dated January 5, 2005.

                           FORM OF EXERCISE AGREEMENT

                              ELECTION TO PURCHASE

                (To be signed only upon exercise of the Warrant)

TO:   SinoFresh HealthCare. Inc.

The undersigned, hereby irrevocably elects to exercise the purchase rights represented by the Warrant granted to the undersigned on ______________ and to purchase thereunder ____________ shares of Common Stock of SinoFresh HealthCare, Inc. (the "Company") and herewith encloses either payment of $_______________ or instructions regarding the manner of exercise permitted under Section 1(c) of the Warrant, in full payment of the purchase price of such shares being purchased.

Dated:

                             ___________________________________________________
                             (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                             ___________________________________________________
                             (Please Print Name)

                             ___________________________________________________
                             (Address)

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

                               FORM OF ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

      Name of Assignee                 Address                     No. of Shares

, and hereby irrevocably constitutes and appoints ___________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

Dated:   ________ __, 200_

In the presence of:                       ______________________________________

                               Name:      ______________________________________

                               Signature: ______________________________________
                               Title of Signing Officer or Agent (if any):

                               Address:   ______________________________________
                                          ______________________________________
                                          ______________________________________

                               Note:  The above signature should correspond
                                      exactly with the name on the face of the within Warrant, if applicable.